EXHIBIT 21

                  SUBSIDIARIES OF DYNCORP

Name of Subsidiary                              Domicile

Aerotherm Corporation                           California
Air Carrier Services, Inc.                      Virginia
DAPSCO Inc.                                     California
Dyn Funding Corporation                         Delaware
Dyn Marine Services, Inc.                       California
Dye Marine Services of Virginia, Inc.           Virginia
Dyn/Mexico Holdings, Inc.                       Virginia
Dyn Network Management, Inc.                    Virginia
Dyn Pacific Aerospace jServices, Inc.           Delaware
Dyn Realty Corporation                          Virginia
Dyn Systems Technology, Inc.                    Virginia
DynAir CFE Services, Inc.                       Delaware
DynAir de Mexico S.A. de C.V.                   Mexico
DynAir Euroservices (UK) Ltd.                   United Kingdom
DynAir Fueling Inc.                             Delaware
DynAir Fueling of Nevada Inc.                   Nevada
DynAir Maintenaance, Inc.                       New York
DynAir Services Inc.                            Delaware
DynAir Services Russia Inc.                     Delaware
DynAir Tech of Arizona, Inc.                    Arizona
DynAir Tech of Florida, Inc.                    Florida
DynAir Tech of Texas, Inc.                      Texas
DynAir Technologies International, Inc.         Virginia
DynCorp Advanced Repair Technology, Inc.        Virginia
DynCorp Advanced Technology Service, Inc.       Virginia
DynCorp Aerospace Operations, Inc.              Delaware
DynCorp Aerospace Operations (UK) Ltd.          United Kingdom
DynCorp Aviation Services, Inc.                 Virginia
DynCorp/DynAir Corporation                      California
DynCorp Environmental, Energy & National
   Security Programs, Inc.                      Virginia
DynCorp of Colorado, Inc.                       Delaware
DynCorp Information & Engineering
   Technology, Inc.                             Delaware
DynCorp International Services GmbH             Germany
DynCorp International Services, Inc.            Virginia
DynCorp International Services Ltd.             Cayman Is.
DynCorp Viar Inc.                               Virginia
DynCorp West Virginia                           West Virginia
DynTel Corporation                              Virginia
General Systems Engineering, Inc.               Virginia
Grupo DynCorp de Mexico                         Mexico
Kwajalein Services, Inc.                        Virginia
TAI Realty Corporation                          Virginia


Other Affiliated Companies

Advanced Repair Technology, Int'l Ltd.          Texas LLC
Business Mail Express, Inc.                     Delaware
DynKePRO L.L.C.                                 Delaware LLC
DynMcDermott Petroleum Operations Company       Louisiana